LanzaTech (LNZA) Announces New Board Members to Accelerate the Transition to Circular Carbon Economy New directors bring diverse wealth of experience across sustainable development, corporate finance, and social impact sectors to bolster company’s vision for an equitable, post-pollution future Skokie, Ill. (March 7, 2023) -- LanzaTech Global, Inc. (Nasdaq: LNZA), the leading Carbon Capture and Transformation (“CCT”) company, is pleased to announce the appointment of Dorri McWhorter, Barbara Moakler Byrne, and Nimesh Patel as three new members to its board of directors following its recent listing on the Nasdaq. They join current Directors Jim Messina, Gary Rieschel, Nigel Gormly, and Dr. Jennifer Holmgren. The new directors’ diversified backgrounds and broad range of experiences that span sustainable development, social impact, and strategic finance will sharpen LanzaTech’s vision for a post-pollution future and support the company in addressing the complex challenges involved in advancing society toward a circular carbon economy. "Dorri, Barbara, and Nimesh are outstanding additions to our board of directors," said Dr. Jennifer Holmgren, CEO of LanzaTech. "Their unique perspectives, honed over decades of experience in their respective fields, will be invaluable as we enter this new chapter as a company. I look forward to working with each of them to drive sustainable solutions for carbon reduction and build a more diverse and inclusive culture within our company and industry." Dorri McWhorter is President and CEO of YMCA Metropolitan Chicago, a 165-year-old social enterprise dedicated to empowering individuals and strengthening communities, that she is propelling into the 21st century to keep pace with an evolving society. Prior to that she spent eight years as CEO of YWCA Metropolitan Chicago, implementing a new business model for enduring impact and sustainability. McWhorter also brings extensive auditing and consulting experience as a former Partner of Crowe LLP (formerly Crowe Horwath) and Director of Internal Audit, Controls and Compliance at Snap-On Incorporated. She sat on the American Institute of Certified Public Accountants’ Board of Directors from 2013-2016. A 2019 Inductee into the Chicago Innovation Hall of Fame and an anchor in the global business community, McWhorter is a seasoned corporate Director who brings decades of experience from across the private and social change sectors. Her time in accounting and management consulting shaped her belief that value creation and social impact are not mutually exclusive. In addition to service as a Director of the LanzaTech Board of Directors, Dorri McWhorter will serve as Chairperson of LanzaTech’s Audit Committee and will sit on LanzaTech’s Nominating and Governance Committee. Barbara Moakler Byrne is a corporate finance industry veteran with decades of experience in senior executive roles. She is former Vice Chairperson of Investment Banking at both Barclays and Lehman Brothers and is notably the first woman to serve in that position at both firms. Named one of the top five of America’s “25 Most Powerful Women in Finance” for eight consecutive years and a recipient of American Banker’s Lifetime Achievement Award in Finance,

Byrne has earned her reputation for skillfully devising and leading unique corporate, NGO, and government partnerships to expedite economic and sustainable development. Among her numerous board member appointments, Byrne is a Director and Chairperson of the Audit Committee of both Paramount Global and PowerSchool, as well as a Director at Carta. She is a Lifetime Member of the Council on Foreign Relations, a supporter of diverse content creation for film and television, and an active investor in women-owned and scalable social impact businesses. Byrne will serve as a Director for LanzaTech and sit on LanzaTech’s Audit Committee and Compensation Committees. Nimesh Patel is a Managing Director with the AMCI Group. Patel has helped the AMCI Group invest nearly $2B of its own capital and co-investor capital across numerous sectors including natural resources and logistics. Patel was instrumental in leading AMCI Acquisition Corp. II’s business combination with LanzaTech NZ, Inc. that resulted in LanzaTech Global’s public listing on Nasdaq. Patel brings extensive financial and operational experience to the LanzaTech Board of Directors. "I am honored to join the LanzaTech Board of Directors," said Dorri McWhorter. "I believe in the company's mission to drive an equitable and sustainable future for society, and I am excited to contribute to both creating long term value for all stakeholders and strengthening the company's efforts to build a more diverse and inclusive culture to advance innovation." "Joining LanzaTech's board of directors is a meaningful opportunity to help scale solutions for our changing climate," said Barbara Moakler Byrne. "I look forward to working with the talented team at LanzaTech as they reimagine the carbon economy and supporting the company’s growth and success during such a critical time." "As a pioneer in carbon recycling, LanzaTech has endeavored for nearly two decades to build and scale long-lasting, impactful technology,” said Nimesh Patel. "I am honored to join LanzaTech’s board of directors as it enters a new chapter in its history and help guide the company toward a future in which there is no such thing as pollution or waste.” LanzaTech sees building an inclusive team with diversified skillsets as a critical focus as it strives to deliver well-rounded solutions for the planet. The appointment of these new board members reflects LanzaTech's continued efforts to strengthen its team and broaden its perspectives to deliver the most innovative and impactful solutions for a sustainable future. About LanzaTech Headquartered in Skokie, Ill., LanzaTech transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform highlights a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more LanzaTech visit https://lanzatech.com. Forward-Looking Statements This press release includes forward-looking statements regarding LanzaTech based on the beliefs and assumptions of its management. Although LanzaTech believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. You should not put undue reliance on these statements, which speak only as of the date hereof. LanzaTech undertakes no obligations to update or revise publicly any forward- looking statements, whether because of new information, future events or otherwise, except as required by law. # # # Contact Information LanzaTech Media Contact Kit McDonnell, Director of Communications kit.mcdonnell@lanzatech.com LanzaTech Investor Relations Contact Omar El-Sharkawy, VP, Corporate Development lanzatechir@icrinc.com